Exhibit 99.1

News Release

Ritchie Bros. and Rouse team to enhance equipment data and analytics offerings for customers

Ritchie Bros.’ acquisition of Rouse, which was announced in late October, has now closed

VANCOUVER, B.C. (December 8, 2020) – Ritchie Bros., the world’s largest heavy equipment auctioneer and provider of end-to-end services (NYSE & TSX: RBA) today announced that it has completed its acquisition of Rouse Services, a leading provider of data intelligence and performance benchmarking solutions. By working together, Ritchie Bros. and Rouse will enhance the data analytics and service offerings available to its customers.

“Like Ritchie Bros., Rouse has spent decades building its reputation as a trusted partner in the industrial equipment industry,” said Ann Fandozzi, Chief Executive Officer, Ritchie Bros. “Rouse offers a complementary tool kit to what we offer at Ritchie Bros. today. Together, we believe we can accelerate both of our growth efforts by providing customers more robust data, better service, and innovative solutions to help their businesses run more efficiently. At Ritchie Bros. today, we are more than auctions.”

Beyond data and analytics, Rouse Services also offers highly rated equipment sales support and fleet appraisals. Both these services will continue under Ritchie Bros. and Rouse will maintain its physical presence in Los Angeles, CA for the foreseeable future.

“Both of our brands have been built around integrity and professionalism and we are so excited to bring Rouse’s solutions to our customers around the world,” added Ms. Fandozzi. “With Rouse as part of the Ritchie Bros. family of solutions we increase connectivity and deepen our already strong relationships with fleet owners and asset-backed lenders. Together we are stronger and will accomplish even greater things for our customers!”

Advisors:

RBC Capital Markets served as financial advisor to Ritchie Bros. and Dorsey & Whitney LLP and Dechert LLP served as legal advisors. Silvermark Partners LLC served as financial advisor to Rouse Services and Manatt, Phelps & Phillips, LLP served as legal advisor.

About Ritchie Bros.:

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a number of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing the exclusive IronClad Assurance® equipment condition certification; Marketplace-E, a controlled marketplace offering multiple price and timing options; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The Company’s suite of multichannel sales solutions also includes Ritchie Bros. Asset Solutions, a complete end-to-end asset management and disposition system. Ritchie Bros. also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about Ritchie Bros., visit RitchieBros.com.

Photos and video for embedding in media stories are available at rbauction.com/media.

1

News Release

Caution Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, "forward-looking statements"), including, in particular, statements regarding potential benefits and synergies of the transaction between Ritchie Bros. and Rouse, future opportunities for the combined businesses of Ritchie Bros. and Rouse, future financial and operational results and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward-looking statements are statements that are not historical facts and are generally, although not always, identified by words such as "expect", "plan, "anticipate", "project", "target", "potential", "schedule", "forecast", "budget", "estimate", "intend" or "believe" and similar expressions or their negative connotations, or statements that events or conditions "will", "would", "may", "could", "should" or "might" occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.' control, including risks and uncertainties related to: general economic conditions and conditions affecting the industries in which Ritchie Bros. and Rouse operate; Ritchie Bros.' ability to successfully integrate Rouse's operations and employees with Ritchie Bros.' existing business; the ability to realize anticipated growth and synergies in the Rouse transaction; the maintenance of important business relationships; the effects of the Rouse transaction on relationships with employees, customers, other business partners or governmental entities; transaction costs; deterioration of or instability in the economy, the markets we serve or the financial markets generally; as well as the risks and uncertainties set forth in Ritchie Bros.' Annual Report on Form 10-K for the year ended December 31, 2019, and Ritchie Bros.’ Form 10-Q for the quarter ended September 30, 2020, each of which are available on the SEC, SEDAR, and Ritchie Bros.' websites. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.' forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

For more information, please contact:

Ian Malinski

Media Relations Manager

+1.778.331.5432

CorpComm@rbauction.com

For investor inquiries, please contact:

Sameer Rathod

Vice President, Investor Relations & Market Intelligence

+1.510.381.7584

srathod@ritchiebros.com

2